U. S. Securities And Exchange Commission
Washington, D.C. 20549









                                 Form 8-K






Current Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): July 16, 1998


Commission File Number 1-8612





                           Ameritech Corporation






                            a Delaware Corporation
                            30 South Wacker Drive
                            Chicago, Illinois 60606
                            I.R.S. Employer Identification Number 36-3251481


                            Telephone number (800)257-0902



Item 5. Other Events

        Driven by strong gains across its core business, including rapid growth in data services, Ameritech (NYSE: AIT) reported record second-quarter earnings and revenues. The results marked Ameritech's 19th consecutive quarter of double-digit profit growth before one-time items.

        Earnings advanced 11.4 percent to $695 million, up from $624 million in the second quarter of 1997, before one-time items. Second-quarter earnings per share grew 10.5 percent to 63 cents, up from 57 cents a year ago, on both a diluted and basic basis. Revenues climbed 7.6 percent to a record $4.29 billion, up from $3.99 billion in the second quarter of 1997.

        Ameritech's second quarter results include the following highlights:

- 21 percent annual growth in sales of call management services such as Caller ID, call waiting and voice messaging.

- 4.1 percent annual increase in switched access lines to 20.8 million, including a 12 percent increase in residential additional lines.

- 15 percent annual increase in total voice channel equivalents, reflecting robust demand for ISDN and high-capacity connections in addition to continued growth in traditional customer lines.

- 64 percent growth in ISDN channels over the past year and 38 percent growth in high capacity circuits. Data services accounted for more than one-fourth of Ameritech's revenue growth in the quarter.

- 21 percent annual growth in cellular customers to 3.5 million. Ameritech added 606,000 cellular customers over the past 12 months.

        Second-quarter growth also was powered by continuing strong contributions from Ameritech's extensive international portfolio, including major strategic investments in the national communications companies Belgacom of Belgium, Tele Danmark of Denmark and Matav of Hungary. Ameritech is the largest foreign investor in European telecommunica-tions, with financial interests in 15 countries and a portfolio currently valued at $8 billion.

        To focus resources on European and North American growth opportunities, during the second quarter Ameritech completed a successful global offering of substantially all of its 24.95 percent stake in Telecom Corporation of New Zealand Limited. The sale resulted in an after-tax gain to Ameritech of $1.0 billion or 91 cents per share on a diluted basis. Including this gain, second-quarter earnings per share were $1.54 on a diluted basis, basic earnings per share were $1.55, and net income was $1,707 million.

        On May 11, 1998, Ameritech and SBC Communications Inc. announced an agreement to merge, pending shareowner and regulatory approvals. The proposed transaction is a stock-for-stock exchange to be accounted for as a pooling of interests. Upon completion of the merger, Ameritech shareholders will receive 1.316 shares of SBC common stock for each share of Ameritech common stock. Both companies expect to submit the agreement to their shareowners for approval later this year.


              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Dollars in millions, except per share amounts)

                                          Three Months Ended
                                               June 30              %
                                        1998(1)       1997(1)     Change
                                      (Unaudited)   (Unaudited)

Revenues                                 $4,289      $3,986       7.6%
Operating expenses                        3,125       2,945       6.1%
Operating income                          1,164       1,041      11.8%
Other income (expense), net
  Gain on sale of TCNZ shares (2)         1,543          --        --
  Belgacom restructuring (3)                 --         (87)       --
  Recurring other income                     84          73      15.1%
    Total other income (expense)          1,627         (14)       --
Interest expense                            148         123      20.3%
Income before income taxes                2,643         904        --
Income taxes                                936         367        --
Net income                               $1,707      $  537        --
Average common shares
    outstanding  (000)*               1,101,153   1,099,948       0.1%
Dilutive potential
    common shares (000)                   9,104       4,679        --
Average shares with dilution (000)    1,110,257   1,104,627       0.5%

Basic earnings per common share           $1.55       $0.49        --
Diluted earnings per common share         $1.54       $0.49        --
Dividends declared per
   common share                           $0.30     $0.2825       6.2%

*Share and per-share amounts for 1997 have been restated to reflect two-for-one stock split effective December 31, 1997.

(1)Income before one-time items rose 11.4 percent to $695 million from $624 million in the second quarter of 1997. Diluted earnings per share before one-time items grew 10.5 percent to $0.63 per share, up from $0.57 per share in the second quarter of 1997. See notes (2) and (3) for details of the one-time items reflected in 1998 and 1997.

(2)Results for the second quarter of 1998 include a pretax gain of $1.5 billion ($1.0 billion after-tax or $0.91 per diluted share) resulting from the public sale of substantially all of our stake in Telecom Corporation of New Zealand Limited (TCNZ).

(3)Results for the second quarter of 1997 include an $87 million after-tax charge ($0.08 per share) related to our share of the costs of a work force restructuring at Belgacom, the national communications company of Belgium. We are a 17.5 percent owner and strategic partner in Belgacom.



              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Dollars in millions, except per share amounts)

                                           Six Months Ended
                                               June 30              %
                                        1998(1)       1997(1)     Change
                                      (Unaudited)   (Unaudited)

Revenues                                $8,422       $7,845       7.4%
Operating expenses (3)                   6,353        5,892       7.8%
Operating income                         2,069        1,953       5.9%
Other income (expense), net
 Gain on sale of TCNZ shares (2)         1,543           --        --
 Currency-related
  fair value adjustment (3)                (54)          --        --
 Belgacom restructuring (4)                 --          (87)       --
 Recurring other income                    189          138      37.0%
   Total other income (expense)          1,678           51        --
Interest expense                           322          248      29.8%
Income before income taxes               3,425        1,756        --
Income taxes                             1,225          683        --
Net income                              $2,200       $1,073        --
Average common shares
    outstanding  (000)*              1,100,405    1,100,498        --
Dilutive potential
    common shares (000)                  8,944        4,434        --
Average shares with dilution (000)   1,109,349    1,104,932       0.4%

Basic earnings per common share          $2.00        $0.98        --
Diluted earnings per common share        $1.98        $0.97        --
Dividends declared per
   common share                          $0.60       $0.565       6.2%

*Share and per-share amounts for 1997 have been restated to reflect two-for-one stock split effective December 31, 1997.

(1)Income before one-time items rose 10.8 percent to $1,286 million from $1,160 million in the first six months of 1997. Diluted earnings per share before one-time items grew 10.5 percent to $1.16 per share, up from $1.05 per share in the first half of 1997. See notes (2) through (4) for details of the one-time items reflected in 1998 and 1997.

(2) Results for the first half of 1998 include a pretax gain of $1.5 billion ($1.0 billion after-tax or $0.91 per diluted share) resulting from the public sale of substantially all of our stake in TCNZ.

(3)Results for the first half of 1998 also include a pretax charge of $104 million ($64 million after-tax, or $0.06 per share) for a restructuring charge (included in operating expenses) related to the cost containment program announced in March 1998, and a pretax charge of $54 million ($34 million after-tax, or $0.03 per share) for a currency-related fair value adjustment in conjunction with our January 1998 investment in Tele Danmark.

(4)Results for the first half of 1997 include an $87 million after-tax charge ($0.08 per share) related to our share of the costs of a work force restructuring at Belgacom, the national communications company of Belgium.



                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)


                                                                Change
                                                                 from
                                       June 30    Dec. 31       Dec. 31
                                        1998        1997          1997
ASSETS                              (Unaudited)

Current assets                         $ 5,134     $ 4,549      $  585
Property, plant and equipment           14,025      13,873         152
Investments, primarily international     4,426       1,751       2,675
Other assets and deferred charges        5,460       5,166         294
Total assets                           $29,045     $25,339     $ 3,706


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year          $ 1,281     $ 3,036     $(1,755)
Other current liabilities                5,031       4,205         826
Long-term debt                           7,013       4,610       2,403
Deferred credits and
   other long-term liabilities           5,645       5,180         465
Shareowners' equity                     10,075       8,308       1,767
Total liabilities and
   shareowners' equity                 $29,045     $25,339     $ 3,706


                  SELECTED FINANCIAL AND OPERATING DATA
                               (Unaudited)
                          (Dollars in millions)

                                       June 30,      June 30,       %
                                        1998          1997        Change
Debt ratio                                45.2%         46.3%     (2.4)%
Customer lines (000's)                  20,835        20,018       4.1%

Employees                               72,342        67,764       6.8%
Telephone company employees             51,204        50,901       0.6%
Customer lines per telephone
   company employee                        407           394       3.3%

Return on average
   equity - annualized*   Qtr.            38.7%         31.0%     24.8%
                          YTD             37.9%         28.6%     32.5%
Return on average total
   capital - annualized*  Qtr.            23.2%         19.0%     22.1%
                          YTD             21.8%         17.6%     23.9%

Construction activity     Qtr.             $742         $644      15.2%
                          YTD            $1,405       $1,177      19.4%

*  Adjusted for one-time items


                               SIGNATURE

     Under the requirements of the Securities and Exchange Act of 1934, an authorized company official has signed this report on our behalf.


Dated: July 16, 1998

                                   AMERITECH CORPORATION


                                   By: /s/ Barbara A. Klein
                                       Barbara A. Klein
                                       Vice President and Comptroller